EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			17-014

Date: July 23, 2017	Contact:	Erik Staffeldt
Senior Vice President & CFO

Helix Reports Second Quarter 2017 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported a net loss of $6.4 million, or $(0.04) per diluted share, for the second quarter of 2017 compared to a net loss of $10.7 million, or $(0.10) per diluted share, for the same period in 2016 and a net loss of $16.4 million, or $(0.11) per diluted share, for the first quarter of 2017. The net loss for the six months ended June 30, 2017 was $22.8 million, or $(0.16) per diluted share, compared to a net loss of $38.5 million, or $(0.36) per diluted share, for the six months ended June 30, 2016. Helix reported Adjusted EBITDA1 of $29.7 million for the second quarter of 2017 compared to $14.9 million for the second quarter of 2016 and $14.6 million for the first quarter of 2017. Adjusted EBITDA for the six months ended June 30, 2017 was $44.3 million compared to $16.0 million for the six months ended June 30, 2016. The table below summarizes our results of operations:

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended			Six Months Ended
	6/30/2017	6/30/2016	3/31/2017	6/30/2017	6/30/2016

Revenues	$150,329	$107,267	$104,528	$254,857	$198,306

Gross Profit (Loss)	$18,367	$5,658	$(825)	$17,542	$(11,272)
	12%	5%	-1%	7%	-6%

Net Loss	$(6,403)	$(10,671)	$(16,415)	$(22,818)	$(38,494)

Diluted Loss Per Share	$(0.04)	$(0.10)	$(0.11)	$(0.16)	$(0.36)

Adjusted EBITDA [1]	$29,727	$14,932	$14,622	$44,349	$15,954

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Our second quarter results benefited from a strong quarter for our well intervention business in the North Sea and the Gulf of Mexico.  Specifically, we are encouraged by the rebound this year in the North Sea well intervention market.  We expect both the Well Enhancer and Seawell to have strong utilization into the fourth quarter of 2017.  As we previously announced, the Siem Helix 1 commenced operations in Brazil in mid-April.  The vessel performed successful operations on three wells during the quarter.  We have seen improvements in the vessel’s financial results since it began commercial operations.”

1 Adjusted EBITDA is a non-GAAP measure. See reconciliation below.

Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	6/30/2017	6/30/2016	3/31/2017
Revenues:
Well Intervention	$113,076	$59,919	$74,621
Robotics	33,061	38,914	21,968
Production Facilities	15,210	18,957	16,375
Intercompany Eliminations	(11,018)	(10,523)	(8,436)
Total	$150,329	$107,267	$104,528

Income (Loss) from Operations:
Well Intervention	$19,032	$(538)	$1,418
Robotics	(11,642)	(8,823)	(16,306)
Production Facilities	6,140	9,730	6,924
Corporate / Other	(8,701)	(9,827)	(9,962)
Intercompany Eliminations	221	163	221
Total	$5,050	$(9,295)	$(17,705)

Business Segment Results

•
Well Intervention revenues increased 52% in the second quarter of 2017 from the first quarter of 2017 and overall Well Intervention vessel utilization in the second quarter of 2017 increased to 90% from 59% in the first quarter of 2017. The Siem Helix 1 was utilized 95% in the second quarter of 2017 after commencing commercial operations in mid-April. The Q4000 began dry-dock activities mid-March and was out of service for 34 days during the second quarter of 2017; vessel utilization decreased to 63% in the second quarter of 2017 from 83% in the first quarter of 2017. The Q5000 utilization decreased to 91% in the second quarter of 2017 from 97% in the first quarter of 2017. Both of our vessels in the North Sea were fully utilized in the second quarter of 2017 primarily due to the normal seasonal pickup. The Well Enhancer utilization increased to 100% from 60% in the first quarter of 2017 and the Seawell utilization increased to 100% from 53% in the first quarter of 2017. The rental intervention riser system was idle during the second quarter of 2017.

•
Robotics revenues increased 50% in the second quarter of 2017 from the first quarter of 2017. The increase in revenues was primarily driven by increased seasonal activity in the North Sea. Chartered vessel utilization increased to 57% in the second quarter of 2017 from 37% in the first quarter of 2017, and ROV asset utilization increased to 42% in the second quarter of 2017 from 36% in the first quarter of 2017. The Grand Canyon III entered the fleet in May.

•	Production Facilities revenues decreased 7% in the second quarter of 2017 from the first quarter of 2017, primarily reflecting HFRS at reduced rates as a result of the Q4000 dry-dock.

Other Expenses and Taxes

•
Selling, general and administrative expenses were $13.3 million, 8.9% of revenue, in the second quarter of 2017 compared to $16.8 million, 16.1% of revenue, in the first quarter of 2017. The decrease was primarily attributable to decreased costs associated with our incentive and stock-based compensation plans. In addition, the first quarter of 2017 included a $1.2 million charge associated with the provision for the uncertain collection of a portion of existing trade and note receivables.

•
Net interest expense increased to $6.6 million in the second quarter of 2017 from $5.2 million in the first quarter of 2017. We recorded a $1.6 million charge to interest expense to accelerate a pro-rata portion of the debt issuance costs associated with the amendment and restatement of our revolving credit facility.

•	We recorded a $0.4 million loss associated with the unamortized debt issuance costs related to the early extinguishment of $180 million of our previous term loan.

•
Other income was $0.5 million in the second quarter of 2017 compared to other expense of $0.5 million in the first quarter of 2017. The change was primarily driven by foreign currency transaction gains as well as unrealized gains from our foreign currency exchange contracts that are not designated as hedges.

•
In the second quarter of 2017, Helix recorded a tax charge of $6.3 million, comprised of a $2.8 million valuation allowance attributable to a foreign tax credit carryforward from 2015 and a $3.5 million charge attributable to the decision to deduct foreign taxes related to 2016 and 2017.  This change in tax position is due to weaker near term outlook and financial results primarily associated with our Robotics segment.

Financial Condition and Liquidity

•
On June 30, 2017, Helix entered into an amended and restated credit agreement with a group of lenders, which is comprised of a $150 million revolving credit facility and a $100 million term loan. The proceeds from the term loan as well as cash on hand were used to repay the approximately $180 million term loan then outstanding under the credit agreement prior to its amendment and restatement.

•
Cash and cash equivalents at June 30, 2017 was approximately $390 million. Consolidated long-term debt decreased to $515 million at June 30, 2017 from $609 million at March 31, 2017. Consolidated net debt at June 30, 2017 was $125 million. Net debt to book capitalization at June 30, 2017 was 8%. (Net debt and net debt to book capitalization are non-GAAP measures. See reconciliation below.)

•
We incurred capital expenditures (including capitalized interest) totaling $47 million in the second quarter of 2017 compared to $63 million in the first quarter of 2017 and $32 million in the second quarter of 2016. In addition, we incurred mobilization costs for the Siem Helix 1 of $1 million, $13 million and $2 million in the second quarter of 2017, first quarter of 2017 and second quarter of 2016, respectively. Mobilization costs for the Siem Helix 2 were $10 million and $6 million in the second quarter of 2017 and first quarter of 2017, respectively.

Other

•
On July 18, 2017, the Board of Directors elected to separate the positions of Chairman of the Board and Chief Executive Officer, and appointed William L. Transier, who has been a director since 2000 and has served as Lead Independent Director since March of 2016, as Chairman of the Board.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its second quarter 2017 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time Monday, July 24, 2017, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-763-5615 for persons in the United States and 1-212-231-2922 for international participants. The passcode is “Staffeldt”. A replay of the conference call will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, gain or loss on early extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
(in thousands, except per share data)	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net revenues	$150,329	$107,267	$254,857	$198,306
Cost of sales	131,962	101,609	237,315	209,578
Gross profit (loss)	18,367	5,658	17,542	(11,272)
Loss on disposition of assets, net	—	—	(39)	—
Selling, general and administrative expenses	(13,317)	(14,953)	(30,158)	(28,779)
Income (loss) from operations	5,050	(9,295)	(12,655)	(40,051)
Equity in losses of investment	(152)	(121)	(304)	(244)
Net interest expense	(6,639)	(7,480)	(11,865)	(18,164)
Gain (loss) on early extinguishment of long-term debt	(397)	302	(397)	302
Other income (expense), net	467	1,308	(68)	3,188
Other income - oil and gas	291	396	2,893	2,968
Loss before income taxes	(1,380)	(14,890)	(22,396)	(52,001)
Income tax provision (benefit)	5,023	(4,219)	422	(13,507)
Net loss	$(6,403)	$(10,671)	$(22,818)	$(38,494)

Loss per share of common stock:
Basic	$(0.04)	$(0.10)	$(0.16)	$(0.36)
Diluted	$(0.04)	$(0.10)	$(0.16)	$(0.36)

Weighted average common shares outstanding:
Basic	145,940	107,767	144,599	106,838
Diluted	145,940	107,767	144,599	106,838

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Jun. 30, 2017	Dec. 31, 2016	(in thousands)	Jun. 30, 2017	Dec. 31, 2016
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$390,435	$356,647	Accounts payable	$86,601	$60,210
Accounts receivable, net	123,867	112,153	Accrued liabilities	60,119	58,614
Current deferred tax assets (2)	—	16,594	Current maturities of long-term debt (1)	107,205	67,571
Other current assets	40,206	37,388	Total Current Liabilities	253,925	186,395
Total Current Assets	554,508	522,782

			Long-term debt (1)	408,250	558,396
			Deferred tax liabilities (2)	154,826	167,351
Property & equipment, net	1,711,403	1,651,610	Other non-current liabilities	46,926	52,985
Other assets, net	95,651	72,549	Shareholders' equity (1)	1,497,635	1,281,814
Total Assets	$2,361,562	$2,246,941	Total Liabilities & Equity	$2,361,562	$2,246,941

(1)
Net debt to book capitalization - 8% at June 30, 2017. Calculated as net debt (total long-term debt less cash and cash equivalents - $125,020) divided by the sum of net debt and shareholders' equity ($1,622,655).

(2)
We elected to prospectively adopt the new FASB guidance with respect to balance sheet classification of deferred taxes in the first quarter of 2017. As a result, deferred tax liabilities at June 30, 2017 were presented net of current deferred tax assets.

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Loss to Adjusted EBITDA:

	Three Months Ended			Six Months Ended
	6/30/2017	6/30/2016	3/31/2017	6/30/2017	6/30/2016
	(in thousands)

Net loss	$(6,403)	$(10,671)	$(16,415)	$(22,818)	$(38,494)
Adjustments:
Income tax provision (benefit)	5,023	(4,219)	(4,601)	422	(13,507)
Net interest expense	6,639	7,480	5,226	11,865	18,164
(Gain) loss on early extinguishment of long-term debt	397	(302)	—	397	(302)
Other (income) expense, net	(467)	(1,308)	535	68	(3,188)
Depreciation and amortization	25,519	25,674	30,858	56,377	57,239
EBITDA	30,708	16,654	15,603	46,311	19,912

Adjustments:
Loss on disposition of assets, net	—	—	39	39	—
Realized losses from cash settlements of ineffective foreign currency exchange contracts	(981)	(1,722)	(1,020)	(2,001)	(3,958)
Adjusted EBITDA	$29,727	$14,932	$14,622	$44,349	$15,954

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on early extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.